UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2011, Equity One, Inc., a Maryland corporation (the “Company”), entered into a Third Amended and Restated Credit Agreement among the Company, as borrower, each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as joint lead arrangers and joint book runners, and SunTrust Bank, Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among the Company, each of the financial institutions party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Sole Lead Arranger.

The Credit Agreement provides for a $575.0 million unsecured revolving credit facility with a maturity date of September 30, 2015, subject to a one year extension at the option of the Company. At the request of the Company, the total commitments under the Credit Agreement may be increased up to an aggregate of $800.0 million. The facility includes a competitive bid option that allows the Company to conduct auctions among the participating banks for borrowings at any one time outstanding up to 50% of the commitments then in effect, a $50.0 million swingline subfacility for short term borrowings, a $50.0 million letter of credit commitment and a $61.3 million multicurrency subfacility.

Borrowings under the Credit Agreement (other than bid rate loans, swingline loans and multicurrency loans) will bear interest based on the rate of one month, three month or six month LIBOR, at the Company’s option, plus a margin of 1.000% to 1.850% (the “Applicable Margin”) depending on the credit ratings of the Company’s senior unsecured long term debt (the “Credit Ratings”). Based on the Company’s current Credit Ratings, the Applicable Margin is 1.550%. Swingline loans will bear interest at the rate of one month LIBOR, determined on a daily basis, plus the Applicable Margin. Multicurrency loans will bear interest at the applicable Foreign Currency Interest Rate (as defined in the Credit Agreement) plus a margin of 1.575% to 2.450% depending on the Company’s Credit Ratings. The Credit Agreement also calls for other customary fees and charges, including an annual facility fee, which is currently 0.300%, that varies from 0.175% to 0.450% of the aggregate lending commitments under the Credit Agreement depending on the Company’s Credit Ratings.

The Credit Agreement contains a number of customary restrictions on the Company’s business, including restrictions on the Company’s ability to make certain investments, and also includes various financial covenants, including a minimum tangible net worth requirement, maximum unencumbered and total leverage ratios, a maximum secured indebtedness ratio, a minimum fixed charge coverage ratio and a minimum unencumbered interest coverage ratio. The Credit Agreement also contains customary affirmative covenants and events of default, including a cross default to the Company’s other indebtedness and the occurrence of a change of control. If a material default exists under the facility, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends. The Credit Agreement includes various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Credit Agreement. The facility is guaranteed by certain of the Company’s subsidiaries.

Affiliates of certain lenders under the Credit Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by the Company. In addition, affiliates of certain lenders under the Credit Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 30, 2011, the Company issued a press release announcing its entry into the Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amended and Restated Credit Agreement, dated as of September 30, 2011, among Equity One, Inc., each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners, and SunTrust Bank, Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents.

99.1	Press release dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date:	October 5, 2011	By:	/s/ MARK LANGER
Mark Langer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Third Amended and Restated Credit Agreement, dated as of September 30, 2011, among Equity One, Inc., each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners, and SunTrust Bank, Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents.

99.1	Press release dated September 30, 2011.